Exhibit 10.2

Execution Version

GUARANTEE AND COLLATERAL AGREEMENT

made by

BSPRT BB LOAN, LLC,

BSPRT FINANCE SUB-LENDER II, LLC,

and

BENEFIT STREET PARTNERS REALTY TRUST, INC

in favor of

BARCLAYS BANK PLC,
as Administrative Agent

Dated as of September 19, 2017

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5.7	Notices	13

5.8	Investment Property	13

5.9	Receivables	13

5.10	Intellectual Property	14

5.11	Deposit Accounts	15

5.12	Loan Collateral	15

Section 6 REMEDIAL PROVISIONS		15

6.1	Certain Matters Relating to Receivables	15

6.2	Communications with Obligors; Borrowers Remain Liable	16

6.3	[Intentionally Omitted]	17

6.4	Proceeds to be Turned Over To Administrative Agent	17

6.5	Application of Proceeds	17

6.6	Code and Other Remedies	18

6.7	[Intentionally Omitted]	18

6.8	Deficiency	18

Section 7 THE ADMINISTRATIVE AGENT		19

7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	19

7.2	Duty of Administrative Agent	21

7.3	Execution of Financing Statements	21

7.4	Authority of Administrative Agent	21

Section 8 MISCELLANEOUS		21

8.1	Amendments in Writing	21

8.2	Notices	21

8.3	No Waiver by Course of Conduct; Cumulative Remedies	22

8.4	Enforcement Expenses; Indemnification	22

8.5	Successors and Assigns	23

8.6	Set-Off	23

8.7	Counterparts	23

8.8	Severability	23

8.9	Section Headings	23

8.10	Integration	23

8.11	GOVERNING LAW	24

8.12	Submission To Jurisdiction; Waivers	24

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8.13	Acknowledgments	24

8.14	Releases	25

8.15	WAIVER OF JURY TRIAL	25

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Schedules

Schedule 1	Notice Address of Guarantor
Schedule 2	Description of Pledged Notes
Schedule 3	Filings and Other Actions Required to Perfect Security Interest
Schedule 4	Jurisdiction of Organization, Identification Number and Location of Chief Executive Office
Schedule 5	Locations of Inventory and Equipment
Schedule 6	Intellectual Property
Schedule 7	Deposit Accounts

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GUARANTEE AND COLLATERAL AGREEMENT, dated as of September 19, 2017, made by BSPRT BB LOAN, LLC, a Delaware limited liability company (“Borrower Representative”), BSPRT FINANCE SUB-LENDER II, LLC, a Delaware limited liability company (“BSPRT Finance Sub-Lender” and, together with Borrower Representative, the “Borrowers”, and each a “Borrower”) and BENEFIT STREET PARTNERS REALTY TRUST, INC (the “Guarantor”), in favor of BARCLAYS BANK PLC, as Administrative Agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), dated as of September 19, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the Guarantor, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”) and the Administrative Agent.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrowers to make valuable transfers to the Guarantor in connection with the operation of its business;

WHEREAS, the Guarantor will derive substantial direct and indirect benefit from the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Borrowers and the Guarantor shall have executed and delivered this Agreement to the Administrative Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Borrower and the Guarantor, as applicable, hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

Section 1

DEFINED TERMS

1.1       Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)       The following terms shall have the following meanings:

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrowers (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the other Loan Documents, or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders) in each case that are required to be paid by the Borrowers pursuant to the terms of any of the foregoing agreements.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Borrower as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Accounts”: the accounts listed on Schedule 7, and any other “deposit account”, as such term is defined in the Uniform Commercial Code of any applicable jurisdiction. The term “deposit account” in the preceding sentence shall be deemed to include, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution, established or held by any Borrower while this Agreement is in effect.

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“Excluded Assets”: the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License (“Intangible Assets”), in each case to the extent the grant by any Borrower of a security interest pursuant to this Agreement in such Borrower’s right, title and interest in such Intangible Asset (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the New York UCC.

“Guarantor Obligations”: all obligations and liabilities of the Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which the Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to any Secured Party) in each case that are required to be paid by the Guarantor pursuant to the terms of this Agreement or any other Loan Document.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Pledged Stock) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Loan Collateral”: all Collateral constituting (i) Proposed Borrowing Base Assets then owned by any Borrower (including any Proposed Borrowing Base Assets which do not become Borrowing Base Assets), (ii) Borrowing Base Assets, (iii) assets owned by any Borrower which formerly constituted a part of the Borrowing Base, (iv) any assets acquired or originated by any Borrower for the purpose of adding such assets to the Borrowing Base, including, for the avoidance of doubt, any Pledged Notes or Pledged Stock relating to such Loan Collateral.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the Borrower Obligations and the Guarantor Obligations.

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“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Borrower of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”: all promissory notes listed on Schedule 2 and all other promissory notes issued to or held by any Borrower (other than any promissory notes issued in connection with extensions of trade credit by such Borrower in the ordinary course of business and any promissory notes issued by any Person that is pledged to such Borrower as part of an asset comprising Loan Collateral).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, and together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Borrower while this Agreement is in effect but, in any case, excluding any Capital Stock or other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that is pledged to such Borrower as part of an asset comprising Loan Collateral.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC in effect on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account and any Collection).

“Secured Parties”: the collective reference to the Administrative Agent and the Lenders.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

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“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Borrower of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

1.2       Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)       The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)       Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to any Borrower, shall refer to such Borrower’s Collateral or the relevant part thereof.

Section 2

GUARANTEE

2.1       Guarantee. (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns permitted in accordance with Section 9.6 of the Credit Agreement, the prompt and complete payment and performance by the Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)       Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors.

(c)       The Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guarantee of the Guarantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Secured Party hereunder.

(d)       Subject to Section 8.15 hereof, the guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of the Guarantor under the guarantee contained in this Section 2 shall have been satisfied by full and final payment in cash and the Revolving Credit Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrowers may be free from any Borrower Obligations; provided, that Guarantor shall have no liability under this Section 2 with respect to any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws (including, without limitation, any Environmental Claims) to the extent related to conditions on any Real Property directly or indirectly securing any Borrowing Base Asset first arising solely after the date upon which the Administrative Agent or any other Secured Party enforces its remedies with respect to the related Borrowing Base Asset or the Pledged Stock (as defined in the applicable Pledge Agreement) of the applicable Borrower pursuant to the Loan Documents following an Event of Default.

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(e)       No payment made by any of the Borrowers, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Secured Party from any of the Borrowers, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor under this Section 2 which shall, notwithstanding any such payment (other than any payment made by such Borrower or the Guarantor in respect of the Borrower Obligations or any payment received or collected from such Borrower or the Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of the Guarantor hereunder until the Borrower Obligations are fully and finally paid in cash and the Revolving Credit Commitments are terminated.

(f)       The Guarantor shall pay additional amounts to, and indemnify, each Secured Party (including for purposes of this Section 2, any permitted assignee, successor or participant) with respect to taxes imposed on payments pursuant to this guarantee to the same extent as the Borrowers would have paid additional amounts and indemnified such Secured Party with respect to taxes under Sections 2.15 and 2.16 of the Credit Agreement, if the Guarantor were a Borrower under the Credit Agreement. For the avoidance of doubt, any such payments are in addition to the Guarantor’s obligation to pay any amounts required to be paid by any Borrower to any Secured Party. The agreements in this Section 2.1(f) shall survive the termination of this guarantee and the payment of the Loans and all other amounts payable under the Credit Agreement.

2.2       Subrogation. Upon any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Administrative Agent or any Secured Party, the Guarantor shall be subrogated to the rights of the Administrative Agent or any Secured Party against any Borrower and any collateral security or guarantee or right of offset held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations; provided, that the Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all the Loans and other Obligations (other than those Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement and the other Loan Documents) have been paid in full and the Revolving Credit Commitments have been terminated; provided, further, that such subrogation rights shall be subordinate in all respects to all amounts owing to the Administrative Agent or any Secured Party under the Loan Documents.

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2.3       Amendments, etc. with respect to the Borrower Obligations. Until all the Loans and other Obligations have been paid in full and the Revolving Credit Commitments have been terminated, the Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Secured Party may be rescinded by the Administrative Agent or such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Secured Party in accordance with the Loan Documents (with such consent of the Guarantor as shall be required thereunder), and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may (with such consent of the Guarantor as shall be required thereunder) deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Secured Party for the payment of the Borrower Obligations may (with such consent of the Guarantor as shall be required thereunder) be sold, exchanged, waived, surrendered or released in accordance with the Loan Documents. Neither the Administrative Agent nor any Secured Party shall, except to the extent set forth in, and for the benefit of the parties to, the agreements and instruments governing such Lien or guarantee, have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantees contained in this Section 2 or any property subject thereto.

2.4       Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between any Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Borrower with respect to the Borrower Obligations. The Guarantor understands and agrees that the guarantee of the Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Secured Party, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Borrower or any other Person against the Administrative Agent or any Secured Party, or (iii) any other circumstance whatsoever (with or without notice to or Knowledge of any Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Borrower for the Borrower Obligations, or of the Guarantor under the guarantee of the Guarantor contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent or any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Borrower or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Borrower or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Borrower or any other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any obligation or liability under this Section 2, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Secured Party against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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2.5       Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, a Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6       Payments. The Guarantor hereby guarantees that payments by it hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Payment Office specified in the Credit Agreement.

Section 3

GRANT OF SECURITY INTEREST

Each Borrower hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Borrower or in which such Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)       all Accounts;

(b)       all Chattel Paper;

(c)       all Deposit Accounts;

(d)       all Documents;

(e)       all Equipment;

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(f)       all General Intangibles;

(g)       all Instruments;

(h)       all Intellectual Property;

(i)        all Inventory;

(j)        all Investment Property;

(k)       all Letter-of-Credit Rights;

(l)        all Commercial Tort Claims;

(m)       all Goods and other property not otherwise described above;

(n)       all books and records pertaining to the Collateral; and

(o)       to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, that the Collateral shall not include any Excluded Assets.

Section 4

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1       Representations in Credit Agreement. The representations and warranties set forth in Section 3 of the Credit Agreement as they relate to such Borrower or to the Loan Documents to which such Borrower is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein.

4.2       Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Borrower owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement.

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4.3       Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral, to the extent such security interests can be perfected by such filings and the other actions specified on Schedule 3, in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Borrower and any Persons purporting to purchase any Collateral from such Borrower, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

4.4       Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Borrower’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Borrower’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Borrower has furnished to the Administrative Agent a certified charter, certificate of formation or other organization document and good standing certificate as of a date which is recent to the date hereof.

4.5       Inventory and Equipment. On the date hereof, the Borrowers’ Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.6       Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7       Investment Property. (a) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(b)       Such Borrower is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.8       Receivables. (a) No amount payable to such Borrower under or in connection with any Receivable, excluding any Loan Collateral, as applicable, is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent to the extent required by Section 5.2.

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(b)       None of the obligors on any Receivable is a Governmental Authority, except for Receivables constituting not more than 5% of the face amount of all Receivables.

(c)       The amounts represented by such Borrower to the Secured Parties from time to time as owing to such Borrower in respect of the Receivables will at such times be accurate.

4.9       Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned by such Borrower in its own name on the date hereof.

(b)       On the date hereof, all material Intellectual Property of such Borrower described on Schedule 6 is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other Person.

(c)       Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Borrower is the licensor or franchisor.

(d)       No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Borrower’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(e)       No action or proceeding is pending, or, to the Knowledge of such Borrower, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any material Intellectual Property or such Borrower’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

4.10       Deposit Accounts. Schedule 7 lists all Deposit Accounts established or maintained by such Borrower, including the name of each account, the account number and the depository or financial institution holding the account.

Section 5

COVENANTS

Each Borrower covenants and agrees with the Administrative Agent and the Secured Parties that, from and after the date of this Agreement until the Obligations (other than those Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement and the other Loan Documents) shall have been paid in full and the Revolving Credit Commitments shall have terminated:

5.1       [Intentionally Omitted].

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5.2       Delivery of Instruments and Chattel Paper. Subject to Section 5.12, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided, that such Borrower shall not be obligated to deliver to the Administrative Agent any Instruments or Chattel Paper held by such Borrower at any time to the extent that (i) the same constitutes Loan Collateral, or (ii) the aggregate face amount of all such Instruments and Chattel Paper held by the Borrowers at such time does not exceed $100,000.

5.3       Maintenance of Insurance. Such Borrower will maintain insurance policies in accordance with Section 5.5(b) of the Credit Agreement.

5.4       Payment of Obligations. Such Borrower will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.5       Maintenance of Perfected Security Interest; Further Documentation. (a) Subject to Section 5.12, such Borrower shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)       Such Borrower will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the assets and property of such Borrower and such other reports in connection with the Collateral in each case as the Administrative Agent may reasonably request, all in reasonable detail.

(c)       Subject to Section 5.12, at any time and from time to time, upon the reasonable written request of the Administrative Agent, and at the sole expense of such Borrower, such Borrower will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property and Deposit Accounts, taking any actions reasonably necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

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5.6       Changes in Name, etc. Such Borrower will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(a)       change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or

(b)       change its name.

5.7       Notices. Such Borrower will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a)       any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would materially and adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b)       the occurrence of any other event which could reasonably be expected to have a material adverse effect on the security interests created hereby.

5.8       Investment Property. Subject to Section 5.12, without the prior written consent of the Administrative Agent, such Borrower will not, except as permitted by the Credit Agreement, (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Borrower or the Administrative Agent to sell, assign or transfer any Pledged Notes or Proceeds thereof.

5.9       Receivables. (a) Other than in the ordinary course of business consistent with its or its Affiliates’ past practice, such Borrower will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof, in each case, except as otherwise permitted under the Credit Agreement (including, for the avoidance of doubt, with respect to the Loan Collateral).

(b)       Such Borrower will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables (other than with respect to the Loan Collateral, notice with respect to which shall be governed by the Credit Agreement).

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5.10     Intellectual Property. (a) Such Borrower (either itself or through licensees) will (i) continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)       Such Borrower (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)       Such Borrower (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Borrower will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

(d)       Such Borrower (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)       Such Borrower will notify the Administrative Agent, on behalf of the Lenders, promptly if it Knows, or has reason to Know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Borrower’s ownership of, or the validity of, any material Intellectual Property or such Borrower’s right to register the same or to own and maintain the same.

(f)       Whenever such Borrower, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Borrower shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Borrower shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Borrower relating thereto or represented thereby.

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(g)       Such Borrower will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application relating to any material Intellectual Property (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)       In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Borrower shall (i) take such actions as such Borrower shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof.

5.11     Deposit Accounts. (a) Such Borrower will notify the Administrative Agent promptly in writing if it establishes a new Deposit Account after the Effective Date and shall update Schedule 7 to include such new Deposit Account.

(b)       Such Borrower shall cause all Collections and other revenue derived from any Borrowing Base Asset to be deposited into its Collection Account in accordance with Section 5.9 and 5.10 of the Credit Agreement.

5.12     Loan Collateral. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent, on behalf of itself and the Secured Parties, hereby (i) agrees that the Borrowers shall not be required to deliver to the Administrative Agent any Collateral which constitutes Loan Collateral, (ii) waives all requirements under the Credit Agreement, this Agreement or any other Loan Document for the Borrowers or any of the Loan Parties to perfect, by control or possession, the security interests granted to the Administrative Agent and the Secured Parties herein with respect to all Loan Collateral or to otherwise provide the Administrative Agent or the Secured Parties with control or possession over such Loan Collateral, and (iii) agrees that no further acts with respect to the perfection of the security interests granted to the Administrative Agent shall be required to be taken by the Borrowers, or shall be taken by the Administrative Agent (other than the filing of financing statements and continuations thereof and, to the extent applicable, entering into Collection Account Control Agreements), with respect to such Loan Collateral.

Section 6

REMEDIAL PROVISIONS

6.1       Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Borrower shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.

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(b)       The Administrative Agent hereby authorizes each Borrower to collect such Borrower’s Receivables, subject to the Administrative Agent’s direction and control after the occurrence and during the continuance of an Event of Default, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Borrower, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Borrower in the exact form received, duly indorsed by such Borrower to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Borrower in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Borrower. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)       Subject to Section 5.12, at the Administrative Agent’s request, each Borrower shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables.

6.2       Communications with Obligors; Borrowers Remain Liable. (a) After the occurrence and during the continuance of an Event of Default, the Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)       Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Borrower shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)       Anything herein to the contrary notwithstanding, until the Administrative Agent, on behalf of the Secured Parties, shall have disposed of or purchased such Receivables pursuant to a foreclosure or other public or private sale, or otherwise transferred such Receivables to any Person, each Borrower shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of any Borrower under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

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6.3       [Intentionally Omitted].

6.4       Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Borrower consisting of cash, checks and Instruments shall be held by such Borrower in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, unless deposited in its Collection Account, be turned over to the Administrative Agent in the exact form received by such Borrower (duly indorsed by such Borrower to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by a Borrower in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5       Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in a Collection Account or any other Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent required to be paid by the Loan Parties under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance of such Proceeds remaining after the Obligations (other than those Obligations (including contingent reimbursement obligations and indemnity obligations) for which a claim for payment has not then been made which, by their express terms, survive termination of this Agreement and the other Loan Documents) shall have been paid in full and the Revolving Credit Commitments shall have terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

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6.6       Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, if an Event of Default shall occur and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Borrower, which right or equity is hereby waived and released. Each Borrower further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Borrower’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6 with respect to any Borrower’s Collateral, after deducting all reasonable out-of-pocket costs and expenses incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of such Borrower or in any way relating to the Collateral of such Borrower or the rights of the Administrative Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel, to the payment in whole or in part of the Obligations of such Borrower, in the order specified in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to such Borrower. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7       [Intentionally Omitted].

6.8       Deficiency. Each Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any outside attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency.

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Section 7

THE ADMINISTRATIVE AGENT

7.1       Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Borrower hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, such Borrower hereby gives the Administrative Agent the power and right, on behalf of such Borrower, without notice to or assent by such Borrower, to do any or all of the following:

(i)        in the name of such Borrower or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)        in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Borrower relating thereto or represented thereby;

(iii)       pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)      execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

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(v)       (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Borrower with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem reasonably appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Borrower’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Borrower might do;

(vi)      license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Administrative Agent shall in its sole judgment determine and, in connection therewith, such Borrower hereby grants to the Administrative Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable license of its Intellectual Property; and

(vii)     in the name of such Borrower or its own name, or otherwise, to act in connection with any obligations of any other Loan Party to such Borrower, including, without limitation, with respect to a proceeding under any Debtor Relief Law, the filing of pleadings or proofs of claim, the assertion of administrative expenses and the ability to appear and be heard on matters in any court proceeding under any Debtor Relief Law.

The power of attorney provided for in this Section 7.1(a) is a power coupled with an interest and cannot be revoked until this Agreement is terminated. Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)       If any Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)       Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance with the terms and conditions of this Agreement. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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7.2       Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar collateral for its own account. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Borrower or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Borrower for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct.

7.3       Execution of Financing Statements. Subject to Section 5.12, pursuant to any applicable law, each Borrower authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Borrower in such form and in such offices as the Administrative Agent reasonably determines to be appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Borrower authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Borrower hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4       Authority of Administrative Agent. Each Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrowers, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrowers shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 8

MISCELLANEOUS

8.1       Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, restated, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement.

8.2       Notices. All notices, requests and demands to or upon the Administrative Agent, the Borrowers or the Guarantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided that any such notice, request or demand to or upon the Guarantor shall be addressed to the Guarantor at its notice address set forth on Schedule 1.

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8.3       No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4       Enforcement Expenses; Indemnification. (a) The Guarantor agrees to pay, or reimburse each Secured Party and the Administrative Agent for, all its reasonable out-of-pocket costs and expenses incurred in collecting against the Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Guarantor is a party, including, without limitation, the reasonable fees and disbursements of outside counsel to each Secured Party and of outside counsel to the Administrative Agent.

(b)       Each of the Borrowers and the Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)       The Guarantor agrees to pay, and to save the Administrative Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrowers would be required to do so pursuant to Section 9.5 of the Credit Agreement.

(d)       The agreements in this Section shall survive repayment of the Obligations (other than those Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement and the other Loan Documents) and all other amounts payable under the Credit Agreement and the other Loan Documents.

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8.5       Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Borrower and the Guarantor and shall inure to the benefit of the Administrative Agent and the Secured Parties and their successors and assigns permitted in accordance with Section 9.6 of the Credit Agreement; provided that no Borrower or the Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6       Set-Off. Each of the Borrowers and the Guarantor hereby irrevocably authorizes the Administrative Agent and each Secured Party at any time and from time to time while an Event of Default pursuant to Section 7 of the Credit Agreement shall have occurred and be continuing, without notice to such Borrower or the Guarantor, any such notice being expressly waived by such Borrower and the Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Secured Party to or for the credit or the account of such Borrower or the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Borrower and the Guarantor to the Administrative Agent or such Secured Party hereunder and claims of every nature and description of the Administrative Agent or such Secured Party against such Borrower and the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Secured Party may elect, whether or not the Administrative Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Secured Party shall notify each Borrower or the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Secured Party of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Secured Party may have.

8.7       Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8      Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9       Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10     Integration. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Guarantor, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

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8.11     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.12     Submission To Jurisdiction; Waivers. Each of Borrowers, the Guarantor, the Administrative Agent and the Secured Parties hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York in the City of New York, Borough of Manhattan, the courts of the United States of America for the Southern District of New York in the Borough of Manhattan, and appellate courts from any thereof;

(b)       consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrowers, the Guarantor or the Administrative Agent and the Secured Parties, as applicable, at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)       agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)        waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

For avoidance of doubt, nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or the Guarantor or its properties in the courts of any jurisdiction.

8.13     Acknowledgments. Each of the Borrowers and the Guarantor hereby acknowledges that:

(a)       it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

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(b)       neither the Administrative Agent nor any Secured Party has any fiduciary relationship with or duty to such Borrower or the Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between such Borrower and the Guarantor, on the one hand, and the Administrative Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)       no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Borrowers and the Guarantor and the Secured Parties.

8.14       Releases. (a) At such time as the Loans and the other Obligations (other than those Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of this Agreement and the other Loan Documents) shall have been paid in full and the Revolving Credit Commitments have been terminated, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, any Borrower and the Guarantor hereunder shall automatically terminate, all without delivery of any additional instrument or performance of any act by any party, and all rights to the Collateral shall revert to such Borrower. At the request and sole expense of any Borrower following any such termination, the Administrative Agent shall deliver to such Borrower any Collateral held by the Administrative Agent hereunder, authorize such Borrower to file or record terminations of any and all financing statements and other recorded documents or instruments filed or recorded pursuant to this Agreement, and execute and deliver to such Borrower such documents as such Borrower shall reasonably request to evidence such termination.

(b)       If any of the Collateral shall be sold, transferred or otherwise disposed of by any Borrower in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Borrower, shall upon the request of such Borrower execute and deliver to such Borrower all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

8.15       WAIVER OF JURY TRIAL. EACH BORROWER AND THE GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE ADMINISTRATIVE AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

BSPRT BB LOAN, LLC,
as a Borrower

By:	/s/ Micah Goodman
Name: Micah Goodman
Title: Authorized Signatory

BSPRT FINANCE SUB-LENDER II, LLC,
as a Borrower

By:	/s/ Micah Goodman
Name: Micah Goodman
Title: Authorized Signatory

BENEFIT STREET PARTNERS REALTY TRUST, INC,
as Guarantor

By:	/s/ Micah Goodman
Name: Micah Goodman
Title: Authorized Signatory

[Signature Page to Guarantee and Collateral Agreement]

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

[Signature Page to Guarantee and Collateral Agreement]

Schedule 1

NOTICE ADDRESS OF GUARANTOR

Guarantor:	Benefit Street Partners Realty Trust, Inc
142 West 57th Street, 12th Floor
New York, NY 10019
Attention: Micah Goodman, Esq.
Telephone: (212) 588-6982
Email: m.goodman@benefitstreetpartners.com

with a copy to:	Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
	Attention:	David C. Djaha, Esq.
	Telecopy:	(646) 728-2936
	Telephone:	(212) 841-0489
	Email:	David.Djaha@ropesgray.com

Schedule 2

DESCRIPTION OF PLEDGED NOTES

Pledged Notes:

BSPRT BB Loan, LLC: None

BSPRT Finance Sub-Lender II, LLC: None

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

BSPRT BB Loan, LLC - Delaware Secretary of State

BSPRT Finance Sub-Lender II, LLC - Delaware Secretary of State

Patent and Trademark Filings

None

Other Actions

None

Schedule 4

JURISDICTION OF ORGANIZATION, IDENTIFICATION NUMBER AND
LOCATION OF CHIEF EXECUTIVE OFFICE

Borrower	Jurisdiction of Organization	Identification Number	Location of Chief Executive Office
BSPRT BB Loan, LLC	Delaware	5562472	142 W 57 Street, Suite 1201 New York, NY 10019

BSPRT Finance Sub-Lender II, LLC	Delaware	6494618	142 W 57 Street, Suite 1201 New York, NY 10019

Schedule 5

LOCATIONS OF INVENTORY AND EQUIPMENT

Borrower	Locations

BSPRT BB Loan, LLC	None

BSPRT Finance Sub-Lender II, LLC	None

Schedule 6

INTELLECTUAL PROPERTY

I.       Copyrights and Copyright Licenses:

BSPRT BB Loan, LLC: None

BSPRT Finance Sub-Lender II, LLC: None

II.      Patents and Patent Licenses:

BSPRT BB Loan, LLC: None

BSPRT Finance Sub-Lender II, LLC: None

III.     Trademarks and Trademark Licenses:

BSPRT BB Loan, LLC: None

BSPRT Finance Sub-Lender II, LLC: None

Schedule 7

DEPOSIT ACCOUNTS

Controlled Accounts (subject to the respective Collection Account Control Agreement):

BSPRT BB LOAN, LLC:

Bank: Wells Fargo Bank, N.A.

ABA #: 121000248

Deposit Acct No.: 4124407255

Deposit Account Name: BSPRT BB Loan LLC for the Benefit of Barclays Bank PLC as secured party

BSPRT FINANCE SUB-LENDER II, LLC:

Bank: Wells Fargo Bank, N.A.

ABA #: 121000248

Deposit Acct No.: 4125007138

Deposit Account Name: BSPRT Finance Sub-Lender II LLC for the Benefit of Barclays Bank PLC as secured party